U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 16, 2007
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

Pier 1, Bay 1, San Francisco, California 94111 (Address of principal executive offices) (Zip code)

415-394-9000 (Registrants’ telephone number, including area code)

n/a (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On October 16, 2007, we issued a press release entitled “AMB Property Corporation Announces Third Quarter 2007 Results,” which sets forth disclosure regarding our results of operations for the third quarter of 2007. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the U.S. Securities and Exchange Commission.
ITEM 8.01    OTHER EVENTS.
On October 16, 2007, we reported results for the quarter and nine-month period ended September 30, 2007.
Funds from operations per fully diluted share and unit was $0.99 for the third quarter of 2007, as compared to $0.72 for the same quarter in 2006. Funds from operations per fully diluted share and unit for the year-to-date period was $2.31, as compared to $2.10 for the same period in 2006. We believe the funds from operations per fully diluted share and unit results resulted in part from better-than-expected profitability on development projects contributed to our private capital funds and strong core operating performance.
Net income available to common stockholders per fully diluted share and unit was $0.69 for the third quarter of 2007, as compared to $0.33 for the same quarter in 2006. Net income available to common stockholders per fully diluted share and unit for the year-to-date period was $2.04 as compared to $1.39 for the same period in 2006.
Operating Results
Our industrial operating portfolio occupancy was 95.5% at September 30, 2007, as compared to 96.1% at June 30, 2007 and 95.9% at September 30, 2006. Average occupancy during the quarter was up 50 basis points to 95.4%, from 94.9% for the same period in 2006. Benefiting from rising rents in many of our markets and the increase in average portfolio occupancy, cash-basis same store net operating income increased 5.3% in the third quarter and 5.8% in the first three quarters, over the same periods in 2006. In the third quarter of 2007, rents on lease renewals and rollovers in our operating portfolio increased 8.9%, as compared to increases of 2.0% in the prior quarter and 9.9% in the third quarter of 2006.
Investment Activity
New development starts in the quarter totaled approximately 2.8 million square feet in 11 projects in North America and Europe, with an estimated total investment of $233 million. At quarter end, our industrial development pipeline totaled approximately 16.8 million square feet in 47 projects, globally, and four value-added conversion projects in North America, with an estimated total investment of $1.6 billion scheduled for delivery through 2009. Also during the quarter, we made AMB Moffett Business Center Industrial, a value-added conversion project, available for sale.

Our development business includes contributions of stabilized properties to affiliated private capital funds or sale of projects to third parties. During the third quarter, we contributed four development projects totaling 1.3 million square feet. Additionally, we sold three projects: a 42,600 square foot development; a land parcel; and a value-added conversion project—AMB Osgood Industrial. Aggregate gross proceeds from these seven projects totaled $245 million.
Expanding our presence in several target markets in North America, Europe and Asia, we acquired 1.5 million square feet of industrial distribution space in nine properties at a total acquisition cost of $116 million, $98 million of which was acquired for three of the our private capital funds: AMB Institutional Alliance Fund III, AMB Japan Fund I and AMB Europe Fund I.
Subsequent to the quarter, we announced the expansion of our global platform into the
United Kingdom with the acquisition of a 320,000 square foot development property strategically located in a supply-constrained London submarket.
Share Repurchase
During the third quarter, we repurchased 1,069,038 shares of our common stock for an aggregate price of $53.3 million, or at a weighted average price of $49.87 per share. Approximately $147 million of capacity remains under our current stock repurchase program.
Addition of Officers
During the quarter, five officers joined us: Anthony Bourke joined the Private Capital group as senior vice president, business development; Hardy Milsch joined the Southwest Region as vice president, leasing & development, Mexico; David Nix joined the East Region as vice president, acquisitions; Tim Nolan joined the Global Customer Development team as a vice president; and Mary Paeng joined the Private Capital group as vice president, business development.
Supplemental Earnings Measures
Included in the footnotes to our attached financial statements is a discussion of why management believes funds from operations per fully diluted share and unit, or FFOPS, is a useful supplemental measure of operating performance, ways in which investors might use FFOPS when assessing our financial performance and FFOPS’s limitations as a measurement tool. Reconciliation from net income to funds from operations and FFOPS is provided in the attached tables.
We believe that net income, as defined by U.S. generally accepted accounting principles, or GAAP, is the most appropriate earnings measure. However, we consider cash-basis same store net operating income, or SSNOI, to be a useful supplemental measure of our operating performance. Properties that are considered part of the same store pool include all properties that were owned as of the end of both the current and prior year reporting periods and exclude development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2005. In deriving SSNOI, we define net operating income as rental revenues (as calculated in accordance with GAAP), including reimbursements, less straight-line rents, amortization of lease intangibles, and property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. We consider SSNOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SSNOI helps the investing public compare our operating performance with that of other companies. While SSNOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SSNOI also does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SSNOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SSNOI. Reconciliation from net income to SSNOI is reported below.
“Owned and managed” is defined by us as assets in which we have at least a 10% ownership interest, are the property or asset manager, and which we intend to hold for the long-term.
We are a global developer and owner of industrial real estate, focused on major hub and gateway distribution markets throughout North America, Europe and Asia. As of September 30, 2007, we owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 140.8 million square feet (13.1 million square meters) in 44 markets within 13 countries. We invest in properties located predominantly in the infill submarkets of our targeted markets. Our portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
Forward Looking Statements
Some of the information included in this report contains forward-looking statements, such as those related to demand for our product, occupancy levels, rental rate growth, increasing valuations, our development, value-added conversion, redevelopment and renovation projects (including completion, timing of stabilization, our ability to lease such projects, square feet at stabilization or completion, costs and total investment amounts, and projected gains), our ability to grow our private capital business (including contributions to such funds), returns on invested capital and source of investment opportunities, and our ability to accomplish future business plans (such as expansion into additional markets and of our platform generally) and to meet our forecasts and business goals, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under joint venture and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2006 and our quarterly report on Form 10-Q for the quarter ended June 30, 2007.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	September 30, 2007	December 31, 2006
Assets
Investments in real estate:
Total investments in properties	$6,548,426	$6,575,733
Accumulated depreciation	(884,336)	(789,693)

Net investments in properties	5,664,090	5,786,040
Investments in unconsolidated joint ventures	360,272	274,381
Properties held for contribution, net	258,568	154,036
Properties held for divestiture, net	63,733	20,916

Net investments in real estate	6,346,663	6,235,373
Cash and cash equivalents and restricted cash	400,011	195,878
Accounts receivable, net	159,269	133,998
Other assets	157,235	148,263

Total assets	$7,063,178	$6,713,512

Liabilities and stockholders’ equity
Secured debt	$1,364,557	$1,395,354
Unsecured senior debt	1,002,810	1,101,874
Unsecured credit facilities	818,325	852,033
Other debt	145,104	88,154
Accounts payable and other liabilities	333,034	271,880

Total liabilities	3,663,830	3,709,295
Minority interests:
Joint venture partners	516,948	555,201
Preferred unitholders	77,561	180,298
Limited partnership unitholders	103,773	102,061

Total minority interests	698,282	837,560
Stockholders’ equity:
Common equity	2,477,654	1,943,240
Preferred equity	223,412	223,417

Total stockholders’ equity	2,701,066	2,166,657

Total liabilities and stockholders’ equity	$7,063,178	$6,713,512

CONSOLIDATED STATEMENTS OF OPERATIONS(1)
(dollars in thousands, except share data)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues
Rental revenues (1)	$158,740	$172,845	$477,823	$510,038
Private capital income	7,564	7,490	22,007	17,539

Total revenues	166,304	180,335	499,830	527,577

Costs and expenses
Property operating costs (1)	(43,028)	(44,540)	(129,926)	(131,671)
Depreciation and amortization	(40,865)	(46,914)	(122,433)	(133,514)
Impairment losses	—	—	(257)	(5,394)
General and administrative	(35,145)	(25,641)	(95,259)	(73,638)
Other expenses (2)	(944)	(893)	(2,995)	(1,134)
Fund costs	(261)	(495)	(779)	(1,588)

Total costs and expenses	(120,243)	(118,483)	(351,649)	(346,939)

Other income and expenses
Equity in earnings of unconsolidated joint ventures (3)	3,425	2,239	7,286	12,605
Other income (2)	7,956	2,911	20,012	8,716
Gains from sale or contribution of real estate interests, net	—	—	74,843	—
Development profits, net of taxes	48,298	23,517	89,486	69,889
Interest expense, including amortization	(28,896)	(43,966)	(96,394)	(127,487)

Total other income and expenses	30,783	(15,299)	95,233	(36,277)

Income from operations before minority interests	76,844	46,553	243,414	144,361

Minority interests’ share of income:
Joint venture partners’ share of income	(5,889)	(12,014)	(21,149)	(29,310)
Joint venture partners’ and limited partnership unitholders’ share of development profits	(2,115)	(1,150)	(5,196)	(2,735)
Preferred unitholders	(1,431)	(3,791)	(6,610)	(12,816)
Limited partnership unitholders	(614)	17	(4,998)	(994)

Total minority interests’ share of income	(10,049)	(16,938)	(37,953)	(45,855)

Income from continuing operations	66,795	29,615	205,461	98,506

Discontinued operations:
Income attributable to discontinued operations, net of minority interests	2,403	3,559	7,271	13,476
Gains from disposition of real estate, net of minority interests	3,912	213	4,329	24,335

Total discontinued operations	6,315	3,772	11,600	37,811

Net income	73,110	33,387	217,061	136,317
Preferred stock dividends	(3,952)	(3,440)	(11,856)	(9,631)
Preferred unit redemption (issuance costs) discount	(3)	16	(2,930)	(1,004)

Net income available to common stockholders	$69,155	$29,963	$202,275	$125,682

Net income per common share (diluted)	$0.69	$0.33	$2.04	$1.39

Weighted average common shares (diluted)	100,914,340	91,058,029	99,311,137	90,458,810

(1) Effective October 1, 2006, AMB deconsolidated AMB Alliance Fund III on a prospective basis. Pro forma rental revenues for the quarter and nine months ended September 30, 2006 would have been $152,772 and $456,396, respectively, if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2006. Pro forma property operating costs for the quarter and nine months ended September 30, 2006 would have been $40,298 and $118,974, respectively, if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2006.

(2) Includes changes in liabilities and assets associated with AMB’s deferred compensation plan.

(3) There were no gains on sale of operating properties for the quarters ended September 30, 2007 and 2006. Includes gains on sale of operating properties of $0.0 million and $8.3 million, for the nine months ended September 30, 2007 and 2006, respectively.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(dollars in thousands, except share data)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net income available to common stockholders	$69,155	$29,963	$202,275	$125,682
Gains from sale or contribution of real estate, net of minority interests	(3,912)	(213)	(79,172)	(24,335)
Depreciation and amortization:
Total depreciation and amortization	40,865	46,914	122,433	133,514
Discontinued operations’ depreciation	117	1,810	1,061	2,916
Non-real estate depreciation	(1,387)	(1,001)	(3,965)	(3,069)
Adjustments to derive FFO from consolidated JVs:
Joint venture partners’ minority interests (Net income)	5,889	12,014	21,149	29,310
Limited partnership unitholders’ minority interests (Net income (loss))	614	(17)	4,998	994
Limited partnership unitholders’ minority interests (Development profits)	2,115	1,086	3,861	3,260
Discontinued operations’ minority interests (Net income)	107	410	267	1,032
FFO attributable to minority interests	(15,731)	(24,471)	(47,347)	(66,654)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(3,425)	(2,239)	(7,286)	(12,605)
AMB’s share of FFO	9,828	4,030	21,308	9,335

Funds from operations	$104,235	$68,286	$239,582	$199,380

FFO per common share and unit (diluted)	$0.99	$0.72	$2.31	$2.10

Weighted average common share and unit (diluted)	105,109,868	95,117,597	103,777,347	94,734,736

Estimated FFO by business line (1)
Capital Partners FFO per common share and unit (diluted) (1)	$0.03	$0.04	$0.10	$0.09
% of reported FFO	3.0%	5.6%	4.3%	4.3%
Development FFO per common share and unit (diluted) (1)	$0.43	$0.21	$0.79	$0.69
% of reported FFO	43.4%	29.3%	34.2%	32.8%
Real estate operations FFO per common share and unit (diluted) (1)	$0.53	$0.47	$1.42	$1.32
% of reported FFO	53.6%	65.1%	61.5%	62.9%

Total FFO per common share and unit (diluted)	$0.99	$0.72	$2.31	$2.10

(1) Funds From Operations (“FFO”) and Funds From Operations Per Share and Unit (“FFOPS”). The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the Company considers funds from operations, or FFO, and FFO per share and unit, or FFOPS, to be useful supplemental measures of its operating performance. Currently and historically, the Company calculates FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, calculated in accordance with GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive the Company’s pro rata share of FFO of consolidated and unconsolidated joint ventures. However, if the circumstance arises, the Company intends to include in its calculation of FFO gains or losses related to sales of previously depreciated real estate held for contribution to our joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, the Company believes such calculation of FFO will better reflect the value created as a result of the contributions. The Company defines FFOPS as FFO per fully diluted weighted average share of company common stock and operating partnership unit. The Company does not adjust FFO to eliminate the effects of non-recurring charges. The Company believes that FFO and FFOPS are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, FFO and FFOPS are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. The Company believes that the use of FFO and FFOPS, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. The Company considers FFO and FFOPS to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO and FFOPS can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, these measures do not represent cash flow from operations or net income as defined by GAAP and should not be considered as alternatives to those measures in evaluating the Company’s liquidity or operating performance. FFO and FFOPS also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor are FFO or FFOPS necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO or FFOPS may not be comparable to FFO or FFOPS reported by other real estate investment trusts th at do not define FFO or FFOPS in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. Estimated FFO by Business Line is FFO generated by the Company’s Capital Partners, development and real estate operations business lines. Estimated Capital Partners and Development FFO was determined by reducing Capital Partner Income and Development Profits, net of taxes by their respective estimated share of general and administrative expenses. Capital Partners and Developments estimated allocation of total general and administrative expenses was based on their respective percentage of actual direct general and administrative expenses incurred. Estimated Real Estate Operations FFO represents total Company FFO less estimated FFO attributable to Capital Partners and Development. Management believes estimated FFO by business line is a useful supplemental measure of its operating performance because it helps the investing public compare the operating performance of a company’s respective business lines to other companies’ comparable business lines. Further, AMB’s computation of FFO by business line may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.

The following table reconciles consolidated SS NOI and NOI from net income for the three and nine months ended September 30, 2007 and 2006 (dollars in thousands):

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net income	$73,110	$33,387	$217,061	$136,317
Private capital income	(7,564)	(7,490)	(22,007)	(17,539)
Depreciation and amortization	40,865	46,914	122,433	133,514
Impairment losses	—	—	257	5,394
General and administrative and fund costs	35,406	26,136	96,038	75,226
Total other income and expenses	(29,839)	16,192	(92,238)	37,411
Total minority interests’ share of income	10,049	16,938	37,953	45,855
Total discontinued operations	(6,315)	(3,772)	(11,600)	(37,811)

NOI	115,712	128,305	347,897	378,367
Less non same-store NOI	(13,932)	(30,631)	(48,372)	(89,011)
Less non cash adjustments (1)	(261)	(2,384)	(2,596)	(8,445)

Cash-basis same-store NOI	$101,519	$95,290	$296,929	$280,911

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits:

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated October 16, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: October 17, 2007	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary

Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated October 16, 2007.